                                                                    EXHIBIT 10.6


          United States Department of the Interior


                 BUREAU OF LAND MANAGEMENT              In Reply Refer To:
                    Wyoming State Office
                      P.O. Box 1828                     3452
               Cheyenne, Wyoming 82003-1828             WYW3397
                                                        (921MLove)
                                                        PHONE NO:  307-775-6258
                                                        FAX NO:  307-775-6203



                                D E C I S I O N

Caballo Coal Company          :
Attn:  Victor E. Garber       :         Federal Coal Lease
Caller Box 3037               :          Caballo Mine
Gillette, Wyoming 82717-3037  :


                       Partial Relinquishment Withdrawn;
                       --------------------------------
                        Partial Relinquishments Accepted
                        --------------------------------

On February 17, 1998, we received a partial relinquishment of Federal coal lease WYW3397 as to the following lands:

               T. 48 N., R.71 W., 6th P.M., Wyoming
                 Sec. 14:  Lots 2 (S2), 3 (S2), 4 (SE), 5 (E2),
                            6, 7, 8 (W2), 9-11, 12 (E2),
                            13 (SW & E2), 14-16;
                 Sec. 15:  Lots 15 (SE), 16 (S2);
                 Sec. 22:  Lots 1, 2 (E2), 7 (E2), 8, 9,
                            10 (E2), 15 (E2), 16;
                 Sec. 27:  Lots 1, 2 (E2), 7 (E2), 8.

               Containing 856.515 acres, more or less.

Thereafter, on March 6, 1998, we received an additional partial relinquishment of the lease as to the following lands:

               T. 48 N., R. 70 W., 6th P.M., Wyoming
                 Sec. 18:  Lots 15-18;

               T. 48 N., R. 71 W., 6th P.M., Wyoming
                 Sec. 12:  Lots 13-15;
                 Sec. 13:  Lots 3-6.

               Containing 442.370 acres, more or less.

May 7, 1998, we received correspondence from Caballo Coal Company withdrawing the above-described partial relinquishment filed March 6, 1998.

The Casper District Office has determined that the public interest shall not be impaired by acceptance of the relinquishments, as maximum economic recovery of the recoverable resource shall be achieved and adequate reclamation has occurred in accordance with the policy outlined in Wyoming Instruction Memorandum No. 98-35. That office has recommended that the partial relinquishment be accepted.

Therefore, the partial relinquishment of Federal coal lease WYW3397 is hereby accepted effective February 17, 1998, the date the relinquishment was filed.

Acceptance of this partial relinquishment does not relieve Caballo Coal Company, or its successors, from complying with the reclamation requirements of 30 CFR Chapter VII, Subchapter K, or an approved State program. (43 CFR 3480.0-6(d)(8))

The following-described lands are remaining in Federal coal lease WYW3397:

               T. 48 N., R. 70 W., 6th P.M., Wyoming
                 Sec.  7:  Lots 5-20;
                 Sec. 18:  Lots 5-12, 15-18;

               T. 48 N., R. 71 W., 6th P.M., Wyoming
                 Sec. 11:  Lots 1-16;
                 Sec. 12:  Lots 1-16;
                 Sec. 13:  Lots 3-7;
                 Sec. 14:  Lots 1, 2 (N2), 3 (N2), 4 (N2 & SW),
                            5 (W2), 8 (E2), 12 (W2), 13 (NW);
                 Sec. 15:  Lots 1-14, 15 (N2 & SW), 16 (N2);
                 Sec. 21:  Lots 1, 2, 7-10, 15, 16:
                 Sec. 22:  Lots 2 (W2), 3-6, 7 (W2), 10 (W2),
                            11-14, 15 (W2);
                 Sec. 27:  Lots 2 (W2), 3-6, 7 (W2);
                 Sec. 28:  Lots 1, 2, 7, 8.

               Containing 4,456.495 acres, more or less.

Attached to this Decision is an acreage calculation worksheet, which lists the acreage amounts for the lands remaining in the lease.

The new rental amount due each year for this lease beginning December 26, 1998, will be $13,371.00.

If you have any questions concerning this matter, please contact
Mavis Love in the Minerals and Lands Authorization Group at
307-775-6258.



                                                   Alan R. Pierson
                                                   State Director

Attachment
cc:
DEQ, Land Quality Division, 122 West 25th Street, Cheyenne, WY 82002 DEQ, Land Quality Division, Attn: Bob Giurgevich, 1043 Coffeen Avenue, Suite D, Sheridan, WY 82801
Office of Surface Mining, Attn: Mr. Peter Rutledge, Western
  Regional Coordinating Center, 1999 Broadway, Suite 3320,
  Denver, CO  80202-5733
MMS, RMP, Reporting & Valuation Division, Solid Minerals
  Reporting Staff, P.O. Box 5760, MS3153, Denver CO  80217
WO (320), Room 501, LS
DM, Casper

                  ACREAGE CALCULATIONS FOR LANDS REMAINING IN
                          FEDERAL COAL LEASE WYW3397
                  AFTER ACCEPTANCE OF PARTIAL RELINQUISHMENT
                          EFFECTIVE FEBRUARY 17, 1998



T. 48 N., R. 70 W., 6th P.M. Wyoming
------------------------------------

 Sec. 7:   Lots 5-20                  637.850

 Sec. 18:  Lots 5-12, 15-18           454.540

T. 48 N., r. 71 W., 6th P.M. Wyoming
--------------------------------------

 Sec. 11:  Lots 1-16                  641.770

 Sec. 12:  Lots 1-16                  650.980

 Sec. 13:  Lots 3-6                   164.130

 Sec. 14:  Lot 1                       40.200
           Lot 2 (N2)                  20.095
           Lot 3 (N2)                  20.115
           Lot 4 (N2 & SW)             30.165
           Lot 5 (W2)                  20.105
           Lot 8 (E2)                  20.035
           Lot 12 (W2)                 20.105
           Lot 13 (NW)                 10.050


 Sec. 15:  Lots 1-14                  561.300
           Lots 15 (N2 & SW)           30.120
           Lot 16 (N2)                 20.075

 Sec. 21:  Lots 1, 2, 7-10, 15, 16;   324.150

 Sec. 22:  Lot 2 (W2)                  20.215
           Lots 3-6                   161.830
           Lot 7 (W2)                  20.240
           Lot 10 (W2)                 20.270
           Lots 11-14                 162.330
           Lot 15 (W2)                 20.295

 Sec. 27:  Lot 2 (W2)                  20.275
           Lots 3-6                   161.970
           Lot 7 (W2)                  20.245

 Sec. 28:  Lots 1, 2, 7, 8            162.040

                 TOTAL ACREAGE      4,456.495

          UNITED STATES                     Serial Number
    DEPARTMENT OF THE INTERIOR
    BUREAU OF LAND MANAGEMENT                  WYW3397

     COAL LEASE READJUSTMENT              Date Lease Issued

                                          December 1, 1967
=================================================================


PART 1:  LEASE RIGHTS GRANTED

This lease, entered into by and between the United States of America, hereinafter called the lessor, through the Bureau of Land Management, and (Name and Address)

                           Caballo Coal Company
                           Caller Box 3037
                           Gillette, Wyoming  82717

hereinafter called lessee, is readjusted. effective December 1, 1997, for a period of 10 years and for so long thereafter as coal is produced in commercial quantities from the leased lands, subject to readjustment of lease terms at the end of 10-year period.

Sec. 1.  This lease readjustment is subject to the terms and provisions of the:

XX Mineral Lands Leasing Act of 1920, Act of February 25, 1920, as amended, 41 Stat. 437, 30 U.S.C. 181-287, hereinafter referred to as the Act;

[ ] Mineral Leasing Act for Acquired Lands, Act of August 7, 1947, 61 Stat. 913, 30 U.S.C. 351-359;

and to the regulations and formal orders of the Secretary of the Interior which are now or hereafter in force, when not inconsistent with the express and specific provisions herein.

Sec. 2. Lessor, in consideration of any rents and royalties to be paid, and the conditions and covenants to be observed as herein set forth, hereby grants to lessee the exclusive right and privilege to drill for, mine, extract, remove or otherwise process and dispose of the coal deposits in, upon, or under the following described lands in Campbell County, Wyoming:

T. 48 N., R. 70 W., 6th P.M., Wyoming      T. 48 N., R. 71 W., 6th P.M., Wyoming
-------------------------------------      -------------------------------------
    Sec. 7: Lots 5-20;                            Sec. 11:  Lots 1-16;
    Sec. 18:  Lots 5-12, 15-18                    Sec. 12:  Lots 1-16;
                                                  Sec. 13:  Lots 3-6;
                                                  Sec. 14:  Lots 1-16;
                                                  Sec. 15:  Lots 1-16;

                                              Sec. 21:  Lots 1, 2, 7-10, 15, 16;
                                              Sec. 22:  Lots 1-16;
                                              Sec. 27:  Lots 1-8;
                                              Sec. 28:  Lots 1, 2, 7, 8.


Containing 5,313.01 acres, more or less, together with the right to construct such works, buildings, plants, structures, equipment and appliances and the right to use such on-lease rights-of-way which may be necessary and convenient in the exercise of the rights and privileges granted, subject to the conditions herein provided.


PART II.  TERMS AND CONDITIONS

Sec. 1. (a) RENTAL RATE - Lessee shall pay lessor rental annually and in advance for each acre or fraction thereof during the continuance of the lease at the rate of $3.00 for each lease year.

(b) RENTAL CREDITS - Rental shall not be credited against either production or advance royalties for any year.

Sec. 2. (a) PRODUCTION ROYALTIES - The royalty shall be 12 1/2 per cent of the value of the coal produced by strip or auger methods and 8 per cent of the value of the coal produced by underground mining methods. The value of the coal shall be determined as set forth in 43 CFR 3480. Royalties are due to lessor the final day of the month succeeding the calendar month on which the royalty obligation accrues;

(b) ADVANCE ROYALTIES - Upon request by lessee, the Authorized Officer may accept, for a total of not more than 10 years, the payment of advance royalties in lieu of continued operation, consistent with the regulations. The advance royalty shall be based on a percent of the value of a minimum number of tons determined in the manner established by the advance royalty regulations in effect at the time the lessee requests approval to pay advance royalties in lieu of continued operation.

Sec. 3. BONDS - Lessee shall maintain in the proper office a lease bond in the amount of $2,969,000. The Authorized Officer may required an increase in this amount when additional coverage is determined appropriate.

Sec. 4. DILIGENCE - This lease is subject to the conditions of diligent development and continued operation, except that these conditions are excused when operations under the lease are interrupted by strikes, the elements, or casualties not attributable to the lessee. The lessor, in the public interest, may suspend the condition of continued operation upon payment of advance royalties in accordance with the regulations in existence at the time of the suspension. Lessee's failure to produce coal in commercial quantities at the end of 10 years shall terminate the lease. If not submitted already, lessee shall submit an operation and reclamation plan pursuant to Section 7 of the Act no later than 3 years after the effective date of this lease readjustment.

The lessor reserves the power to assent to or under the suspension of the terms and conditions of this lease in accordance with, inter alia, Section 39 of the Mineral Leasing Act, 30 U.S.C. 209.

Sec. 5. LOGICAL MINING UNIT (LMU) - Either upon approval by the lessor of the lessee's application or at the direction of the lessor, this lease shall become an LMU or part of an LMU, subject to the provisions set forth in the regulations.

The stipulations established in an LMU approval in effect at the time of LMU approval will supersede the relevant inconsistent terms of this lease so long as the lease remains committed to the LMU. If the LMU of which this lease is a part is dissolved, the lease shall then be subject to the lease terms which would have been applied if the lease had not been included in an LMU.

Sec. 6. DOCUMENTS, EVIDENCE AND INSPECTION -At such times and in such form as lessor may prescribe, lessee shall furnish detailed statements showing the amounts and quality of all products removed and sold from the lease, the proceeds therefrom, and the amount used for production purposes or unavoidably lost.

Lessee shall keep open at all reasonable times for the inspection of any duly Authorized Officer of the lessor, the leased premises and all surface and underground improvements, works, machinery, ore stockpits, equipment, and all books, accounts, maps and records relative to operations, surveys, or investigations on or under the leased lands.

Lessee shall allow lessor access to and copying of documents reasonably necessary to verify lessee compliance with terms and conditions of the lease.

While this lease remains in effect, information obtained under this section shall be closed to inspection by the public in accordance with the Freedom of Information Act (5 U.S.C. 552).

Sec. 7. DAMAGES TO PROPERTY AND CONDUCT OF OPERATIONS - Lessee shall comply at its own expense with all reasonable orders of the Secretary, respecting diligent operations, prevention of waste, and protection of other resources.

Lessee shall not conduct exploration operations, other than casual use, without an approved exploration plan. All exploration plans prior to the commencement of mining operations within an approved mining permit area shall be submitted to the Authorized Officer.

                                                                         WYW3397
                                                                          Page 3



Lessee shall carry on all operations in accordance with approved methods and practices as provided in the operating regulations, having due regard for the prevention of injury to life, health, or property, and prevention of waste, damage, or degradation to any land, air, water, cultural, biological, visual, and other resources, including mineral deposits and formations of mineral deposit not leased hereunder, and to other land uses or users. Lessee shall take measures deemed necessary by lessor to accomplish the intent of this lease term. Such measures may include, but are not limited to, modification to proposed siting or design of facilitiesto itself the right to lease, sell or otherwise dispose of the surface or other mineral deposits in the lands and the right to continue existing uses and to authorized future uses upon or in the leased lands, including issuing leases for minerals deposits not covered hereunder, and approving easements or rights-of-way. Lessor shall condition such uses to prevent unnecessary or unreasonable interference with rights of lessee as may be consistent with concepts of multiple use and multiple mineral development.

Sec. 8. PROTECTION OF DIVERSE INTEREST, AND EQUAL OPPORTUNITY - Lessee shall: pay when due all taxes legally assessed and levied under the laws of the State or the United States; accord all employees complete freedom of purchase; pay all wages at least twice each month in lawful money of the United States; maintain a safe working environment in accordance with standard industry practices; restrict the workday to not more than 8 hours in any one day for underground workers except in emergencies; and take measures necessary to protect the health and safety of the public. No person under the age of 16 years shall be employed in any mine below the surface. To the extent that laws of the State in which the lands are situated are more restrictive than the provisions in this paragraph, then the State laws apply.

Lessee will comply with all provisions of Executive Order No. 11246 of September 24, 1965, as amended, and the rules, regulations, and relevant orders of the Secretary of Labor. Neither lessee nor lessee's subcontractors shall maintain segregated facilities.

Sec. 9.  (a) TRANSFERS

XX This lease may be transferred in whole or in part to any person, association or corporation qualified to hold such lease interest.

[ ] This lease may be transferred in whole or in part to another public body, or to a person who will mine the coal or on behalf of, and for the use of, the public body and to behalf of, and for the use of, the public body or to a person who for the limited purpose of creating a security interest in favor of a lender agrees to be obligated to mine the coal on behalf of the public body.

[ ] This lease may only be transferred in whole or in part to another small business qualified under 13 CFR 121.

Transfers of record title, working or royalty interest must be approved in accordance with the regulations.

(b) RELINQUISHMENT - The lessee may relinquish in writing at any time all rights under this lease or any portion thereof as provided in the regulations. Upon lessor's acceptance of the relinquishment, lessee shall be relieved of all future obligations under the lease or the relinquished portion thereof, whichever is applicable.

Sec. 10 DELIVERY OF PREMISES, REMOVAL OF MACHINERY, EQUIPMENT, ETC. - At such times as all portions of this lease are returned to lessor, lessee shall deliver up to lessor the land leased, underground timbering, and such other supports and structures necessary for the preservation of the mine workings on the lease premises or deposits and place all workings in condition for suspension or abandonment. Within 180 days thereof, lessee shall remove from the premises all other structures, machinery, equipment, tools, and materials that it elects to or as required by the Authorized Officer. Any such structures, machinery, equipment, tools and materials remaining on the leased lands beyond 180 days or approved extension thereof, shall become the property of the lessor, but lessee shall either remove any or all such property or shall continue to be liable for the cost of removal and disposal in the amount actually incurred by the lessor. If the surface is owned by third parties, lessor shall waive the requirement for removal, provided the third parties do not object to such waiver. Lessee shall, prior to the termination of bond liability or at any other time when required and in accordance with all applicable laws and regulations reclaim all lands the surface of which has been disturbed, dispose of all debris or solid waste, repair the offsite and onsite damage caused by lessee's activity or activities incidental thereto, and reclaim access roads or trails.

Sec. 11. PROCEEDINGS IN CASE OF DEFAULT - If lessee fails to comply with applicable laws, existing regulations, or the terms, conditions and stipulations of this lease, and the noncompliance continues for 30 days after written notice thereof, this lease shall be subject to cancellation by the lessor only by judicial proceedings. This provision shall not be construed to prevent the exercise by lessor of any other legal and equitable remedy, including waiver of the

                                                                         WYW3397
                                                                          Page 4



Sec. 12. HEIRS AND SUCCESSORS-IN-INTEREST -Each obligation of this lease shall extend to and be binding upon, and every benefit hereof shall inure to, the heirs, executors, administrators, successors, or assigns of the respective parties hereto.

Sec. 13. INDEMNIFICATION - Lessee shall indemnify and hold harmless the United States from any and all claims arising out of the leasee's activities and operations under this lease.

Sec. 14. SPECIAL STATUTES - This lease is subject to the Federal Water Pollution Control Act (33 U.S.C. 1151-1175), the Clean Air Act (42 U.S.C. 1957 et. seq.), and to all other applicable laws pertaining to exploration activities, mining operations and reclamation, including the surface Mining Control and Reclamation Act of 1977 (30 U.S.C. 1201 et. seq.)

Sec. 15.  SPECIAL STIPULATIONS

In addition to observing the general obligations and standards of performance set out in the current regulations, the lessee shall comply with and be bound by the following special stipulations.

These stipulations are also imposed upon the lessee's agents and employees.

The failure or refusal of any of these persons to comply with these stipulations shall be deemed a failure of the lessee to comply with the terms of the lease. The lessee shall require his agents, contractors and subcontractors involved in activities concerning this lease to include these stipulations in the contracts between and among them. These stipulations may be revised or amended, in writing, by the mutual consent of the lessor and the lessee at any time to adjust to changed conditions or to correct an oversight.

(a)  CULTURAL RESOURCES -

     (1) Before undertaking any activities that may disturb the surface of the leased lands, the lessee shall conduct a cultural resource intensive field inventory in a manner specified by the Authorized Officer of the BLM or of the surface managing agency, if different, on portions of the mine plan area and adjacent areas, or exploration plan area, that may be adversely affected by lease-related activities and which were not previously inventoried at such a level of intensity. The inventory shall be conducted by a qualified professional cultural resource specialist (i.e., archeologist, historian, historical architect, as appropriate), approved by the Authorized Officer of the surface managing agency (BLM if the surface is privately owned), and a report of the inventory and recommendations for protecting any cultural resources identified shall be submitted to the Assistant Director of the Western Support Center of the Office of Surface Mining, the Authorized Officer of the BLM, if activities are associated with coal exploration outside an approved mining permit

                                                                         WYW3397
                                                                          Page 5



     area (hereinafter called Authorized Officer), and the Authorized Officer of the surface managing agency, if different. The lessee shall undertake measures, in accordance with instructions from the Assistant Director, or Authorized Officer, to protect cultural resources on the leased lands. The lessee shall not commence the surface disturbing activities until permission to proceed is given by the Assistant Director or Authorized Officer.

     (2) The lessee shall protect all cultural resource properties within the lease area from lease-related activities until the cultural resource mitigation measures can be implemented as part of an approved mining and reclamation or exploration plan.

     (3) The cost of conducting the inventory, preparing reports, and carrying out mitigation measures shall be borne by the lessee.

     (4) If cultural resources are discovered during operations under this lease, the lessee shall immediately bring them to the attention of the Assistant Director or Authorized Officer, or the Authorized Officer of the surface managing agency, if the Assistant Director is not available. The lessee shall not disturb such resources except as may be subsequently authorized by the Assistant Director or Authorized Officer.

     Within two (2) working days of notification, the Assistant Director or Authorized Officer will evaluate or have evaluated any cultural resources discovered and will determine if any action may be required to protect or preserve such discoveries. The cost of data recovery for cultural resources discovered during lease operations shall be borne by the surface managing agency unless otherwise specified by the Authorized Officer of the BLM or of the surface managing agency, if different.

     (5) All cultural resources shall remain under the jurisdiction of the United States until ownership is determined under applicable law.

(b) PALEONTOLOGICAL RESOURCES - If paleontological resources, either large and conspicuous, and/or of significant scientific value are discovered during mining operations, the find will be reported to the Authorized Officer immediately. Mining operations will be suspended within 250 feet of said find. An evaluation of the paleontological discovery will be made by a BLM approved professional paleontologist within five (5) working days, weather permitting, to determine the appropriate action(s) to prevent the potential loss of any significant paleontological value. Operations within 250 feet of such discovery will not be resumed until written authorization to proceed is issued by the Authorized
Officer.  The lessee will bear the    cost of any required paleontological
appraisals, surface collection of fossils, or salvage of any large conspicuous fossils of significant scientific interest discovered during the operations.

          (c) MULTIPLE MINERAL DEVELOPMENT - Operations will not be approved which, in the opinion of the Authorized Officer, would

                                                                         WYW3397
                                                                          Page 6


unreasonably interfere with the orderly development and/or production from a valid existing mineral lease issued prior to this one for the same lands.

(d) OIL AND GAS/COAL RESOURCES - The BLM realizes that coal consturciotn conducted on Federal coal leases issued within producing oil and gas fields may interfere with the economic recovery of oil and gas; just as Federal oil and gas leases issued in a Federal coal lease area may inhibit coal recovery. BLM retains the authority to alter and/or modify the resource recovery and protection plans for coal operations and/or oil and gas operations on those lands covered by Federal mineral leases so as to obtain maximum resource recovery.

(e) RESOURCE RECOVERY AND PROTECTION - Notwithstanding the approval of a resource recovery and protection plan (R2P2) by the BLM, lessor reserves the right to seek damages against the operator/lessee in the event (i) the operator/lessee fails to achieve maximum economic recovery (MER) (as defined at 43 CFR 3480.0-5(21)) of the recoverable coal reserves or (ii) the operator/lessee is determined to have caused a wasting of recoverable coal reserves. Damages shall be measured on the basis of the royalty that would have been payable on the wasted or unrecovered coal.

The parties recognize that under an approved R2P2, conditions may require a modification by the operator/lessee of that plan. In the event a coalbed or portion thereof is not to be mined or is rendered unmineable by the operation, the operator/lessee shall submit appropriate justification to obtain approval by the Authorized Officer (AO) to leave such reserves unmined. Upon approval by the AO, such coalbeds or portions thereof shall not be subject to damages as described above. Further, nothing in this section shall prevent the operator/lessee from exercising its right to relinquish all or portion of the lease as authorized by statute and regulation.

In the event the AO determines that the R2P2, as approved, will not attain MER as the result of changed conditions, the AO will give proper notice to the operator/lessee as required under applicable regulations. The AO will order a modification if necessary, identifying additional reserves to be mined in order to attain MER. Upon a final administrative or judicial ruling upholding such an ordered modification, any reserves left unmined (wasted) under that plan will be subject to damages as described in the first paragraph under this section.

Subject to the right to appeal hereinafter set forth, payment of the value of the royalty on such unmined recoverable coal reserves shall become due and payable upon determination by the AO that the coal reserves have been rendered unmineable or at such time that the operator/lessee has demonstrated an unwillingness to extract the coal.

The BLM may enforce this provision either by issuing a written decision requiring payment of the MMS demand for such royalties, or by issuing a notice of non-compliance. A decision or notice of non-compliance issued by the lessor that payment is due under this stipulation is appealable as allowed by law.

                                                                         WYW3397
                                                                          Page 7


Sec 15. SPECIAL STIPULATIONS, Continued -

(f) PUBLIC LAND SURVEY PROTECTION - The lessee will protect all survey monuments, witness corners, reference monuments, and bearing trees against destruction, obliteration, or damage during operations on the lease areas. If any monuments, corners or accessories are destroyed, obliterated, or damaged by this operation, the lessee will hire an appropriate county surveyor or registered land surveyor to reestablish or restore the monuments, corners, or accessories at the same location, using surveying procedures in accordance with the "Manual of Surveying Instructions for the Survey of the Public Lands of the
     --------------------------------------------------------------------------
United States."  The survey will be recorded in the appropriate county records,
-------------
with a copy sent to the Authorized Officer.

in order to attain MER. Upon a final administrative or judicial ruling upholding such an ordered modification, any reserves left unmined (wasted) under that plan will be subject to damages as described in the first paragraph under this section.

Subject to the right to appeal hereinafter set forth, payment of the value of the royalty on such unmined recoverable coal reserves shall become due and payable upon determination by the AO that the coal reserves have been rendered unmineable or at such time that the operator/lessee has demonstrated an unwillingness to extract the coal..

The BLM may enforce this provision either by issuing a written decision requiring payment of the MMS demand for such royalties, or by issuing a notice of non-compliance. A decision or notice of non-compliance issued by the lessor that payment is due under this stipulation is appealable as allowed by

                                 UNITED STATES
                          DEPARTMENT OF THE INTERIOR
                           BUREAU OF LAND MANAGEMENT

          INFORMATION ON TAKING APPEALS TO THE BOARD OF LAND APPEALS

                            DO NOT APPEAL UNLESS
                         1. This decision is adverse to you,
                                      AND
                         2. You believe it is incorrect


            IF YOU APPEAL, THE FOLLOWING PROCEDURES MUST BE FOLLOWED


1.  NOTICE OF APPEAL..................  Within 30 days file a Notice of Appeal in the office which issued this decision
                                        (see 43 CFR Secs. 4.411 and 4.413). You
                                        may state your reasons for appealing, if you desire.

2.  WHERE TO FILE
      NOTICE OF APPEAL................  Wyoming State Office, Bureau of Land
                                        Management 5353 Yellowstone Rd., P.O.
                                        Box 1828 Cheyenne, Wyoming 82009/82003-
                                        1828

    SOLICITOR
      ALSO COPY TO....................  The Regional Solicitor, Rocky Mountain
                                        Region U.S. Department of the Interior
                                        755 Parfet Street, Suite 151 Lakewood,
                                        CO 80215

3.  STATEMENT OF REASONS..............  Within 30 days after filing the Notice of Appeal, file a complete statement of
                                        the reasons why you are appealing. This
                                        must be filed with the United States
                                        Department of the Interior. Office of
                                        the Secretary, Board of Land Appeals,
                                        4015 Wilson Blvd., Arlington, Virginia
                                        22203 (see 43 CFR Sec. 4.412 and 4.413).
                                        If you fully stated your reasons for
                                        appealing when filing the Notice of
                                        Appeal, no additional statement is
                                        necessary.

    SOLICITOR
      ALSO COPY TO....................  The Regional Solicitor, Rocky Mountain
                                        Region U.S. Department of the Interior
                                        755 Parfet Street, Suite 151 Lakewood,
                                        CO 80215

4.  ADVERSE PARTIES...................  Within 15 days after each document is filed, each adverse party named in the
                                        decision and the Regional Solicitor or
                                        Field Solicitor having jurisdiction over the State in which the appeal arose must be served with a copy of: (a) the Notice of Appeal, (b) the Statement of Reasons, and (c) any other documents filed (see 43 CFR Sec. 4.413). Service will be made upon the Associate Solicitor, Division of Energy and Resources, Washington, D.C. 20240, instead of the Field or Regional Solicitor when appeals are taken from decisions of the Director (WO-100).

5.  PROOF OF SERVICE..................  Within 15 days after any document is served on an adverse party, file proof
                                        of that service with the United States
                                        Department of the Interior, Office of
                                        the Secretary, Board of Land Appeals,
                                        4015 Wilson Blvd., Arlington, Virginia
                                        22203. This may consist of a certified
                                        or registered mail "Return Receipt Card" signed by the adverse party (see 43 CFR Sec. 4.401(c)(2)).


Unless these procedures are followed your appeal will be subject to dismissal (see 43 CFR Sec. 4.402). Be certain that all communications are identified by serial number of the case being appealed.

NOTE: A document is not filed until it is actually received in the proper office (see 43 CFR Sec. 4.401(a))

           SUBPART 1821.2 -- OFFICE HOURS; TIME AND PLACE FOR FILING


Sec. 1821.2-1 Office hours of State           Sec. 1821.2-2(d)  Any document required or
 Offices.  (a) State Offices and the          permitted to be filed under the regulations
 Washington Office of the Bureau of Land      of this chapter, which is received in the
 Management are open to the public for the    State Office or the Washington Office,
 filing of documents and inspection of        either in the mail or by personal delivery
 records during the hours specified in        when the office is not open to the public
 this paragraph on Monday through Friday      shall be deemed to be filed as of the day
 of each week, with the exception of those    and hour the office next opens to the
 days where the office may be closed          public.
 because of a national holiday or
 Presidential or other administrative         (e)  Any document required by law,
 order.  The hours during which the State     regulation, or decision to be filed within a
 Offices and the Washington Office are        stated period, the last day of which falls
 open to the public for the filing of         on a day the State Office or the Washington
 documents and inspection of records are      Office is officially closed, shall be deemed
 from 9 a.m. to 4 p.m., standard time or      to be timely filed if it is received in the
 daylight saving time, whichever is in        appropriate office on the next day the
 effect at the city in which each office      office is open to the public.
 is located.


                               *   *   *   *   *



This decision may be appealed to the Interior Board of Land Appeals, Office of the Secretary, in accordance with the regulations contained in 43 CFR, Part 4. If an appeal is taken, your notice of appeal must be filed in this office (at the above address) within 30 days from receipt of this decision. The appellant has the burden of showing that the decision appealed from is in error.

If you wish to file a petition (pursuant to regulation 43 CFR 4.21 (58 FR 4939, January 19, 1993) (request) for a stay (suspension) of the effectiveness of this decision during the time that your appeal is being reviewed by the Board, the petition for a stay must accompany your notice of appeal. A petition for a stay is required to show sufficient justification based on the standards listed below. Copies of the notice of appeal and petition for a stay must also be submitted to each party named in this decision and to the Interior Board of Land Appeals and to the appropriate Office of the Solicitor (see 43 CFR 4.413) at the same time the original documents are filed with this office. If you request a stay, you have the burden of proof to demonstrate that a stay should be granted.


                         Standard for Obtaining a Stay
                         -----------------------------

Except as otherwise provided by law or other pertinent regulation, a petition for a stay of a decision pending appeal shall show sufficient justification based on the following standards:

    (1) The relative harm to the parties if the stay is granted or denied,

    (2)   The likelihood of the appellant's success on the merits,

    (3) The likelihood of immediate and irreparable harm if the stay is not granted, and

    (4) Whether the public interest favors granting the stay.